EXHIBIT 10.1

                              AMENDED AND RESTATED
                        EMPLOYMENT AND RELEASE AGREEMENT

       1. Parties. The parties to this Amended and Restated Employment and Release Agreement ("Agreement") are as follows:

              1.1 Mike Cheng, an individual, and his heirs, successors and assigns, and any other related or affiliated individual or entity, if any (collectively referred to throughout this Agreement as "Employee"); and

              1.2 Communications & Power Industries, Inc., and its related or affiliated individuals and entities (all collectively referred to throughout this Agreement as "CPI").

       2. Recitals. This Agreement is entered into with reference to the following facts:

              2.1 Employee and CPI are parties to an employment letter agreement dated as of November 2, 2002 (such agreement, together with all prior employment agreements between Employee and CPI shall be referred to as the "Prior Agreement.")

              2.2 This Agreement is intended to supersede and replace the Prior Agreement.

       3.     Terms of Employment.

              3.1 Term; Duties. Employee agrees that his employment with CPI will continue until March 30, 2007 (the "Resignation Date"), on which date he will resign from his employment at the Company and all positions he holds as an officer of the Company and his employment shall terminate. During the period between the Effective Date (as defined in Section 4.2.6 below) and the date of termination of Employee's employment ("Remaining Employment Period"), Employee shall report to, and accept assignments from, CPI's President (or any other individual designated by CPI's President) and shall perform projects and services as are mutually agreed to by CPI and Employee, provided that in no event shall Employee provide, during the Remaining Employment Period, on average, less than one day of full-time service per week (i.e., 20% of current levels of service). CPI acknowledges that Employee may seek to obtain an employment position or consulting assignment with another entity during the Remaining Employment Period; provided, no such assignment may interfere with Employee's performance of services pursuant to the preceding sentence; provided, further, that prior to accepting any paid employment or consulting work, Employee must seek the consent of CPI (which may be withheld by CPI in its sole and absolute discretion).

              3.2 Termination for Cause. Notwithstanding Section 3.1, CPI may terminate Employee's employment prior to the Resignation Date for Cause. For these purposes, "Cause" shall mean (i) a material breach of this Agreement which is not cured within five days after written notice thereof from CPI, (ii) a material violation of any applicable CPI policies, including, without limitation, those in CPI's Employee Handbook, CPI's Ethical and Legal Conduct policy and Conflict of Interest policy, which is not cured within five days after written notice thereof from CPI, and (iii) the commission by Employee of an act of dishonesty or fraud relating to CPI or its business.

              3.3 Base Salary. Employee's base salary will continue at his current rate of $171,000 per annum until his employment is terminated.

              3.4 Management Incentive Plan. Subject to Employee's remaining an employee on the applicable date of payment, Employee will be eligible to receive a bonus in accordance with CPI's existing Management Incentive Plan for fiscal year 2006.

              3.5    Certain Benefits

                     3.5.1 Auto. Until the termination of Employee's employment, Employee shall continue to be eligible to participate in CPI's executive car program.

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                     3.5.2  Health Benefits. Employee's participation in CPI's
health plan shall cease at the end of the last day of the month during which the Effective Date occurs. At that time, Employee may elect to participate in CPI's retiree medical program (subject to the terms and conditions thereof) and CPI shall pay the employer portion of health insurance premiums through the Remaining Employment Period (Employee shall be responsible for any remaining portion of premiums). After termination of Employee's employment, CPI shall not be required to make any payments to or on behalf of Employee in respect of health benefits.

                     3.5.3 Dental Plan. Employee's participation in CPI's dental plan shall cease at the end of the last day of the month during which the Effective Date occurs. At that time, Employee may elect to participate in CPI's dental program (subject to the terms and conditions thereof) through COBRA, and CPI shall pay the employer portion of dental insurance premiums through the Remaining Employment Period (Employee shall be responsible for any remaining portion of premiums). After termination of Employee's employment, CPI shall not be required to make any payments to or on behalf of Employee in respect of dental benefits.

                     3.5.4 Insurance. Employee's participation in CPI's voluntary life insurance, disability insurance and business travel and death benefit insurance plans will terminate immediately upon the Effective Date.

                     3.5.5 401(k). CPI shall cease making contributions to CPI's 401(k) plan on behalf of Employee as of the Effective Date and shall instead make a lump sum cash payment to Employee upon termination of employment equal to the dollar amount that otherwise would have been contributed to the 401(k) plan by CPI on behalf of Employee during the Remaining Employment Period.

              3.6 Personal Paid Leave. Employee will not accrue personal paid leave after the Effective Date. The Employee's current balance of personal paid leave will be frozen at the level as of May 26, 2006, and shall be paid upon termination.

              3.7 Nonqualified Deferred Compensation Plan. CPI will cease making contributions to CPI's Nonqualified Deferred Compensation Plan with respect to Employee as of the Effective Date. Instead, CPI will pay directly to Employee, upon termination of employment, a lump sum equal to the dollar amount that CPI would have otherwise contributed to such plan during the Remaining Employment Period with respect to fiscal year 2006. Following Employee's termination of employment, Employee shall be entitled to receive any payouts to which he is entitled under CPI's Nonqualified Deferred Compensation Plan; provided, no such payments shall be made less than six months after termination of his employment by CPI.

              3.8 CPI Policies. Employee is aware of, and agrees to comply with, all applicable CPI policies, including, without limitation, those in CPI's Employee Handbook, CPI's Ethical and Legal Conduct policy and Conflict of Interest policy.

              3.9 No termination benefits, severance, separation pay or salary continuation. Employee agrees that from and after the termination of his employment, he shall not be entitled to any payments or benefits other than the post-termination benefits in the Nonqualified Deferred Compensation Plan, his benefits under the 401(k) plan, the opportunity to enroll in CPI's retiree medical plan, at employee's expense, within 30 days of Employee's termination date, the opportunity to participate in COBRA plans, at employee's expense, payment of his accrued and unpaid personal paid leave and his benefits under his stock option agreements to the extent vested as of the date of termination. Employee acknowledges that he will not be entitled to receive from CPI, and hereby irrevocably waives, any right or claim to any other payment or benefit of any nature following or in connection with his termination of employment, including without limitation, any payments or benefits in the nature of severance, salary continuation, termination payments or continuation of benefits or any claim pursuant to any Prior Agreement.

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       4.     Release and Waiver.

              4.1 In consideration of the terms and provisions of this Agreement, Employee, on behalf of himself and his current related or affiliated individuals and entities, if any, including, but not limited to any predecessors, successors, heirs, assigns, attorneys, representatives, agents, accountants, and any and all other related or affiliated individuals and entities, if any, and each of them, shall and does hereby forever relieve, release and discharge CPI and its respective predecessors, successors, heirs, assignees, owners, attorneys, representatives, affiliates, parent corporations, subsidiaries (whether or not wholly owned), divisions, parts, and their officers, directors, agents, employees, servants, executors, administrators, accountants, shareholders, investigators, insurers, and any and all other related individuals and entities, if any, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with Employee's employment or termination of employment, any claims pursuant to any Prior Agreement, any claims arising from rights under federal, state, and local laws relating to the regulation of federal or state tax payments, banking or accounting, to federal or state laws which prohibit discrimination on the basis of race, national origin, religion, sex, age, marital status, veteran status, disability, perceived disability, medical condition, ancestry, sexual orientation, or any other form of discrimination, or to laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace or any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, unfair competition, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatever, any claims for severance pay, paid time off, life insurance, health insurance, continuation of health benefits, disability or medical insurance or any other fringe benefit or compensation, including stock options, and any and all rights or claims arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), or pertaining to ERISA regulated benefits, or any claim for damages or declaratory or injunctive relief of any kind.

              4.2 Waiver of rights or claims arising under the Age Discrimination in Employment Act of 1967.

                     4.2.1 Employee represents that he was afforded a period of at least twenty-one (21) days to consider an unexecuted copy of this Agreement;

                     4.2.2 Employee acknowledges that he understands all of the terms and conditions of this Agreement;

                     4.2.3 CPI advises Employee to consult with an attorney prior to executing this Agreement;

                     4.2.4 Employee warrants and represents that he has consulted with an attorney regarding all of the terms and conditions of this Agreement before executing this Agreement, to the extent he so desires.

                     4.2.5 Employee specifically waives any rights or claims he may have against CPI, as set forth in Section 4.1, including, but not limited to, rights or claims which may have arisen prior to the date hereof under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. ss. 621 et. seq., as a result of Employee's employment or termination of employment with CPI. This waiver is in exchange for the consideration and covenants set forth in
Section 3.

                     4.2.6 This Agreement shall become effective and enforceable on the seventh (7) day following its execution by Employee ("Effective Date"); provided, the Agreement shall be null and void if Employee shall revoke this Agreement in writing during such seven (7) day period.

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       5.     Confidentiality; Trade Secrets and Noncompetition.

              5.1 Confidential Information. Employee further agrees that he will not in any fashion, form or manner, either directly or indirectly, solicit or use for his own purposes or for the purposes of any third party, whether person, firm entity or corporation, or divulge, disclose, or communicate to any person, firm, corporation or entity of any kind material "confidential information" in any form concerning CPI. As used herein "confidential information" means (i) descriptions of or information concerning the projects agreed to and undertaken by CPI; (ii) technical data, know-how and manufacturing techniques, (iii) the status of work in progress or future development plans, including, but not limited to, work or plans relating to projects of CPI; (iv) any list, compilation, report or other description or information relating to pricing information, projects, contacts, customers, contract terms, services performed, employees, employee histories or relations, client or customer information or relations with dealers, shareholders, contractors or other business-related contacts of any kind; (v) any list, compilation, report or other description of or information concerning business or product or process development, projections, data, figures, estimates, accounting procedures or tax records; or (vi) any other legally-protected confidential information concerning the business of CPI, its manner of operation, its plans, including without limitation for product or process development, processes, trade secrets, commercial intentions, business practices or financial condition.

              5.2 Company Information. Employee also warrants and represents that within seven (7) days following the termination of Employee's employment, he will return to CPI in its entirety and all information and related reports, files, memoranda, records, financial records or statements or technical or business information, credit cards, cardkey passes, door and file keys, computer access codes, software, electronic equipment and other physical or personal property pertaining to or owned by CPI which he received or prepared or helped prepare during his employment, or in any other capacity or pertaining in any respect to CPI ("Company Information and Assets"). Employee further warrants and represents that after such date, he will not retain any copies, duplicates, reproductions or excerpts in any form of Company Information and Assets, or provide such Company Information and Assets to any third party, including any person, firm, corporation or entity of any kind.

              5.3 Trade Secrets and Noncompetition. Employee acknowledges that due to his lengthy service for CPI and his access to CPI Confidential Information and Assets, Employee possesses knowledge of CPI Information and Assets, including trade secrets which are material to CPI. Employee acknowledges that if he were to become employed by, or otherwise perform services for or on behalf of, L-3, Thales, Teledyne, Radyne/Xicom, Richardson Electronics, e2v or any affiliate of any of the foregoing, or any other direct competitor of CPI, such service would involve the inevitable disclosure of CPI Information and Assets, and would cause material damage to CPI and its business. Accordingly, Employee agrees, during the one-year period beginning at the end of the Remaining Employment Period, that he shall not, directly or indirectly, become an employee of, consultant to, advisor to, owner of, or investor in any person or entity of any of the aforementioned companies or any other entity or person which directly competes with CPI. Employee acknowledges that the foregoing restriction is reasonably required to protect the trade secrets and proprietary information of CPI; provided, however, notwithstanding the foregoing, Employee shall not be prohibited from owning securities representing less than 1% of the ownership of any publicly-traded company.

              5.4 The parties acknowledge and agree that it would be impossible to determine definitely the damages that would be caused as a result of a breach of this Section 5, or any of its subparts, would be substantial and irreparable, and, for this reason, in addition to any monetary damages that could be awarded for a breach of any provision of Section 5, or its subparts, injunctive relief shall be appropriate.

              5.5 Employee agrees that upon the termination of his employment with CPI, he will not in any manner imply or represent, directly or indirectly, to any person or entity that he is an agent of CPI with any authority to bind or represent CPI.

              5.6 Fees. Each party is to bear its own attorneys' fees, if any, costs, and any other expenses to date incurred in connection with the subject matter of this Agreement.

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       6.     Non-Assignment of Claims. Employee represents and warrants that he has not assigned or transferred any portion of the claims released under this Agreement to any other individual, firm, corporation or other entity, and that no other individual, firm, corporation or other entity has any lien, claim or interest in any such claims, including but not limited to, any claim or interest arising out of, related to or connected with the matters referenced in Section
4, above. Employee agrees to indemnify CPI, defend and hold it harmless from and against any claims arising out of, related to, or in connection with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released or assigned in this Agreement. Employees covenants and agrees not to bring, induce, or assist, except to the extent required by law or process, any claim, action or proceeding of any kind or nature brought by any person against any party to this Agreement, directly or indirectly, regarding, connected with, arising out of, or relating or pertaining to in any manner the matters released by this Agreement or any matter in any way connected with, regarding, pertaining or relating to or arising out of Employee's employment with CPI or the termination of that employment. Employee further covenants and agrees that this Agreement is a bar to any such claim, action, suit, or proceeding and, if a breach of the provisions of this paragraph is proved, Employee agrees to indemnify CPI for any liability and any costs and expenses of any claims, suit, action or proceeding (including, without limitation, the costs of expert consultants and expert witnesses) and attorneys' fees incurred as a direct or indirect result of any claims released in this Agreement being asserted in a lawsuit or other action, suit, claim, or proceeding by any individual, firm, corporation, or other entity as a direct or indirect result of any act or omission by Employee.

       7. Indemnification and Attorneys' Fees. In the event that any action, suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions.

       8. Section 1542 of the Civil Code. Employee expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, or any other federal or state statutory rights or rules, or principles of common law or equity, or those of any jurisdiction, government, or political subdivision, similar to Section 1542 ("similar provision"). Thus, he may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims that are released under this Agreement. Section 1542 provides as follows:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

       9. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties to this Agreement, and each of them. In the case of CPI, this Agreement is intended to release and inure to the benefit of CPI's affiliated corporations, parent corporations, brother-sister corporations, subsidiaries (whether or not wholly owned), divisions and their shareholders, officers, directors, agents, representatives, employees, and subsidiaries and any and all other related individuals and entities, if any, individually as well as in the capacity indicated.

       10. Integration. This Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties to this Agreement. No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any party to this Agreement, except as specifically set forth in this Agreement. All prior and contemporaneous discussions, negotiations and agreements (including without limitation, any Prior Agreement) have been and are merged and integrated into, and are superseded by, this Agreement.

       11. Modifications. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer or agent of such party. In the case of CPI, any such writing shall bind CPI only if signed respectively by an authorized director or officer of CPI.

       12. Severability. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of this Agreement shall remain in full force and effect.

       13. Miscellaneous Terms. Each of the parties to this Agreement further represents, warrants, and agrees as follows:

              13.1 Knowing and Voluntary Consent. Each of the parties has read the Agreement carefully, knows and understands the contents of this Agreement, and has made such investigation of the facts pertaining to this Agreement and of all matters pertaining to this Agreement as Employee or CPI deem necessary or desirable.

              13.2 Negotiated Agreement. The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the parties.

              13.3 Non-Interference and Non-Disparagement. Each party agrees that such party will not take any action that would interfere with the performance of this Agreement by any of the parties to this Agreement or that would adversely affect the rights provided for in this Agreement. Each party further agrees not to directly or indirectly disparage any of the other parties to this Agreement.

              13.4 Authority. The corporate officers reviewing and executing the Agreement have been duly authorized and empowered by their respective corporations to do so.

              13.5 Construction. Whenever the context so requires, the masculine gender shall include the feminine or neuter gender, and singular number shall include the plural number, and vice versa.

              13.6 Disputed Rights. The parties explicitly acknowledge and covenant that this Agreement represents a settlement and compromise of disputed rights, claims and defenses, and that, by entering into this Agreement, no party to this Agreement admits or acknowledges the existence of facts which would impact negatively on the resolution of the party's pleadings, if any, and no party admits or acknowledges any liability, wrongdoing, or negligence, all such liability, wrongdoing or negligence being expressly denied.

              13.7 Mistake in Facts/Voluntary Consent. The parties hereby expressly and knowingly acknowledge that each may, after the execution of this Agreement, discover facts different from or in addition to those which each now knows or believes to be true with respect to the claims released in this Agreement. Nonetheless, each party agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts. It is the intention hereby fully, finally, and forever to settle and release all such matters, and any and all claims relating to those matters, which do now exist, may exist, or previously have existed by and among the parties, including without limitation claims arising out of, related to, or connected with the matters referenced in Section 4 above, and any and all facts in any manner arising out of, related to, or connected with those claims or Employee's employment with CPI or the termination of that employment. In furtherance of such intention, the releases given in this Agreement shall be and remain in effect as full and completed releases of such matters, notwithstanding the discovery by any of the parties of the existence of any additional or different claims or facts relating to the claims. Similarly, in entering into this Agreement, each party assumes the risk of misrepresentations, concealments, or mistakes, and if any party should subsequently discover that any fact he or it relied upon in entering into this Agreement was untrue, that any fact was concealed from him/her or it, or that his or its understanding of the facts or law was incorrect, such party shall not be entitled to set aside this Agreement or the settlement reflected in this Agreement or be entitled to recover any damages on that account. This Agreement is intended to be final and binding between and among the parties to this Agreement regardless of any claims of misrepresentations, or promises made without the intention of performance, or concealments of facts, or mistakes of fact or law, or of any other circumstances whatsoever.

              13.8 Paragraph Descriptions. The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not considered to be part or terms of this Agreement.

              13.9 Execution in Counterparts. This Agreement may be executed and delivered by facsimile or in any number of counterparts or copies ("counterpart") by the parties to this Agreement. When each party has signed and delivered at least one counterpart to each other party to this Agreement, each counterpart shall be deemed an original and, taken together, shall constitute one and the same Agreement, which shall be binding and effective as to the parties to this Agreement.

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                     SIGNATURE PAGE TO AMENDED AND RESTATED
                        EMPLOYMENT AND RELEASE AGREEMENT

       IN WITNESS WHEREOF, the parties executed this Agreement on the dates specified below.

                                         EMPLOYEE


June 1, 2006                             /s/ Mike Cheng
Date                                     ---------------------------------------
                                         Mike Cheng


                                         COMMUNICATIONS & POWER INDUSTRIES, INC.


June 1, 2006                             By:   /s/ Joel A. Littman
Date                                           ---------------------------------
                                         Name: Joel A. Littman
                                         Title: Chief Financial Officer